                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is executed this 26th day of August, 2000, by LARRY G. JORDAN of Eufaula, Oklahoma, JIM and BILLIE BAKER of Oklahoma City, Oklahoma, KEITH D. MENEES of Oklahoma City, Oklahoma, WILLARD L. and JEANNE O'DANIEL of McAlester, Oklahoma, JAMES W. and LAVADA GREER LIVING TRUST of Eufaula, Oklahoma, JACK and MARIE SELLERS of Eufaula, Oklahoma, and MARK R. HOY of Dallas, Texas, herein referred to, individually, as "Seller" and, collectively, as "Sellers", and ENERGAS RESOURCES INC., a British Columbia, Canada corporation ("Energas"), with Energas maintaining offices in Oklahoma City, Oklahoma.

                                    RECITALS

         (a) Sellers represent that they own 100% of the outstanding and issued capital stock of FIRST NATURAL GAS, INC., an Oklahoma corporation ("the Company"), said outstanding and issued shares being 1,660 shares ("Sellers' Stock"). Each Seller represents that his share of Sellers' Stock is as follows:

                           Seller                                  No. of Shares
                           ------                                  -------------
                  Larry G. Jordan                                      1,075
                  Jim and Billie Baker                                   105
                  Keith D. Menees                                         70
                  Willard L. and Jeanne O'Daniel                         140
                  James W. and LaVada Greer Living Trust                 225
                  Jack and Marie Sellers                                  35
                  Mark R. Hoy                                             10

         (b) By this Agreement, Seller is selling to Energas and Energas is buying from Seller all of Seller's Stock.

         (c) Sellers represent that, at closing, the only assets of the Company will consist of the real and personal property described in the schedule which is attached hereto and made a part hereof as Exhibit A, said property described in Exhibit A being referred to herein as "the Assets".

         (d) The sale and purchase of Seller's Stock will be consummated pursuant to the following terms and conditions:

                                   AGREEMENT

         1. COMMITMENT TO SELL AND PURCHASE. Seller agrees to sell to Energas and Energas agrees to buy from Seller all of Seller's Stock, subject to the terms and conditions contained in the balance of this Agreement.

         2. CONSIDERATION. The total consideration for the sale by Seller to Energas of Seller's Stock is the following:

            (a) Six hundred thousand dollars (U.S.) ($600,000 U.S.) to be paid by Energas to Sellers pursuant to individual convertible promissory notes to be signed by Energas in favor of each Seller ("the Convertible Note"). The Convertible Note shall be in the principal amount in favor of each Seller as follows:

                           SELLER                                     AMOUNT OF NOTE
                           ------                                     --------------
                  Larry G. Jordan                                        $388,554
                  Jim and Billie Baker                                     37,950
                  Keith D. Menees                                          25,302
                  Willard L. and Jeanne O'Daniel                           50,604
                  James W. and LaVada Greer Living Trust                   81,324
                  Jack and Marie Sellers                                   12,648
                  Mark R. Hoy                                               3,618

Each note shall be payable twelve months from the date it is delivered to Seller and it shall provide for interest on the principal amount of 10% per annum. The promissory note shall also provide that

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the net income of the Company, calculated at the end of each calendar month, shall be applied on the then interest due on the note with the balance of said monthly net income to be deposited in a special bank account to be opened with the escrow bank. The net income, after deducting the interest payments, shall be held by the escrow bank and paid over either to Energas with Seller's Stock pursuant to Paragraph 9(a) or to Seller pursuant to Paragraph 9(b). The monthly interest payment out of net income shall be applied to each Seller's note in the following proportions:

                           Seller                                 Share of Net Income
                           ------                                 -------------------
                  Larry G. Jordan                                       64.759%
                  Jim and Billie Baker                                   6.325%
                  Keith D. Menees                                        4.217%
                  Willard L. and Jeanne O'Daniel                         8.434%
                  James W. and LaVada Greer Living Trust                13.554%
                  Jack and Marie Sellers                                 2.108%
                  Mark R. Hoy                                            0.603%

The net income shall be calculated according to reasonable and ordinary accounting principles as applied by corporations in the same business. Seller shall be responsible for furnishing Energas a written accounting each month showing the manner in which the month's net income was calculated and the manner in which said net income was applied to the interest due on the note. The Convertible Note also shall provide that at any time after the expiration of 90 days from the issuance of the note up to its due date, Seller shall have the option to convert the note and all principal and interest then due by Energas to Seller under said note into shares of Energas at an agreed value of U.S. $2.00 per share. That is, in lieu of Seller's right to be paid the then principal and interest owed to him, he shall receive a number of shares of stock in Energas equal to the total principal and interest then owed to him divided by U.S. $2.00. Immediately following either the full payment of the note or the conversion of the note to stock, as authorized herein, the then members of the Board

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of Directors of the Company and all officers of the Company shall resign and the stockholders shall elect a new Board of Directors who shall elect new officers of the Company.

         3. REGULATORY APPROVAL. It is understood that this Agreement and, particularly, the issuance of the Convertible Note is subject to obtaining written approval from the Canadian Venture Exchange (CDNX). The Agreement may also be subject to approval by the Oklahoma Corporation Commission. If such approval has not been issued prior to October 1, 2000, this Agreement, without the written consent of Seller and Energas, shall be void.

         4. REPRESENTATIVES, WARRANTIES AND COVENANTS BY SELLER. Seller represents and warrants unto, and covenants with, Energas as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. The Company has all requisite corporate power and authority to own its properties and to conduct its business as presently being conducted by it. The Company has no subsidiaries. The Company has not qualified to do business as a foreign corporation in any jurisdiction.

            (b) The authorized capital stock of the Company consists of 2,000 shares of common stock, of which 1,660 shares are issued and outstanding. All of the outstanding shares have been duly authorized, and are validly issued, fully paid and non-assessable. There are no options, warrants, calls, conversion or other rights, or any agreements or commitments of any nature which obligate the Company to issue any additional shares of capital stock or any securities convertible into or exchangeable for any such shares of capital stock and no authorization therefore has been given.

            (c) True and complete copies of the Articles of Incorporation and all amendments thereto, bylaws (certified by the secretary of the Company), and the minute book and stock record of the Company will be delivered by Seller to Energas on or before August
                     18, 2000, for its review. The minute book of the Company reflects minutes and records maintained by the

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                     Company regarding meetings heretofore held and consents
                     heretofore granted by the directors and shareholders of the Company.

            (d) All federal, state and local (city, township, county) income, sales, use, franchise, employment, social security and real and personal property tax returns required to be filed by or on behalf of the Company under applicable federal, state or local law have been duly filed; all taxes, assessments and levies required to be paid by the Company in respect to such matters to the extent that such taxes, assessments and levies have become due and payable, have been paid; and adequate provision for the payment of taxes reasonably estimated to become due in respect to such tax matters have been made. Federal income tax returns of the Company have not been examined by the Internal Revenue Service or by the Oklahoma Tax Commission for the fiscal years presently open under applicable statutes of limitations, and no assessments or deficiencies for the past fiscal years of the Company have been made or are now owing. There are in effect no waivers of the applicable statute of limitations for federal or state taxes for any period. On or before September 1, 2000, true and complete copies of all federal and state income tax returns of the Company for the then three past fiscal years will be delivered to Energas. Such returns, which will have been properly and accurately compiled and completed, in accordance with applicable federal and states income tax law, present fairly the information purported to be shown thereby and reflect all the tax liabilities of the Company with respect to the matters reported therein regarding such tax periods. Seller shall be responsible for all taxes, penalties and interest of whatsoever nature which may be payable by the Company for income up to October 2, 2000. In this connection, Seller shall file all short period federal and state income tax returns covering the period of time from the closing date of the Company's last fiscal year up to October 2, 2000.

            (e) The Company has a defensible title to all of the Assets and the Assets are free and clear of all liens, mortgages or other encumbrances created or allowed to be created by the Company.

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                  (f)      All bank accounts, real estate, automobiles, trucks
                           and other vehicles and all other property presently owned by the Company which are not specifically described in Exhibit A as part of the Assets will be assigned, conveyed and transferred by the Company to Seller or other entities or parties prior to the closing so that none of such property not part of the Assets and none of the obligations relating to such additional property shall be owned by the Company or burden the Company at the time of closing.

                  (g) Policies of insurance, in accordance with oil and gas industry standards, are currently maintained by the Company with respect to the Assets and all such policies are in full force and effect and will be maintained until closing in accordance with the present expiration date. If any policy expires prior to closing, same shall be renewed for the same amount of coverage and with the same, or an equivalently sound, insurer.

                  (h) Except for the oil and gas leases, assignments of oil and gas leases, pooling orders, farmout agreements, joint operating agreements, gas sales contracts, rights-of-way agreements, easements and gas gathering contracts which relate to or affect the Assets, there are no other written agreements, commitments, options, employment contracts, consulting contracts, loan agreements, bonuses, incentive compensation, pension and profit sharing plans, employee benefit or stock option plans or arrangements, which would affect the Assets. Further, there is no material default or claim of material default known by Seller to be pending or asserted against the Company by any party to any of the existing contracts or agreements included among the Assets. Provided, however, if there are currently any outstanding retirement, pension or profit sharing plans of the Company in force, prior to the date that the promissory note is converted by Seller to Energas stock or prior to the date that the promissory note has been paid in full, any such plans will be completely removed as an obligation of the Company, all to the satisfaction of Energas and its counsel.

                  (i) There are no actions, suits, or proceedings pending against the Company, its properties or business.

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                  (j)      Seller owns Seller's Stock free and clear of all
                           liens, claims, encumbrances and restrictions whatsoever. There are no outstanding options by any third party to purchase Seller's Stock nor is there any obligation by Seller to first offer to sell any of Seller's Stock to the Company or to any third party.

                  (k) There are no legal proceedings pending or threatened against Seller which, if adversely determined, could, in any respect, prevent or impair the ability of Seller to perform his obligations under this Agreement.

                  (l) No dividends have been or will be declared by the Company or its Board of Directors which would obligate the Company to pay dividends to Seller or any third party subsequent to closing.

                  (m) Neither Seller nor the Company has been placed on notice of any claims by the Oklahoma Corporation Commission, the Oklahoma Water Resources Board or any other federal or state agency or any third party for damages or claims for damages to the surface or sub-surface environment of the Assets.

                  (n) Seller agrees to defend Energas against all claims by third parties which may be made in the future by reason of the sale of Seller's Stock and if any claim results in a final, unappealable judgment against Energas, Seller shall pay said judgment.

                  (o) All of the foregoing representations, warranties and covenants shall survive closing and shall be binding upon Seller after closing.

         5. COVENANTS OF SELLER PENDING CLOSING. Seller covenants with Energas that between the date hereof and the closing (except as otherwise provided or contemplated by this Agreement or as consented to by Energas in advance in writing) Seller shall:

                  (a) Cause the Assets to be operated in the usual and ordinary course thereof, as a prudent operator, including producing the wells at rates substantially similar to the average daily rates which they have been produced during the past 12 months, and prohibit and prevent the Company from entering into any contract or commitment other than contracts and commitments in the usual and ordinary course of its business.

                  (b) Cause the Company to maintain its books of account and records in the usual, regular and customary manner, to prepare and file on or prior to the due date thereof all the tax returns required by federal, state and local tax authorities and to pay all taxes (or estimates thereof) due from it to such authorities in respect of its operations prior to the closing.

                  (c) Prohibit and prevent the Company from amending its Articles of Incorporation or bylaws or from entering into any agreement of merger, consolidation or reorganization, dissolving or entering into any plan of liquidation or dissolution, or committing any of the capital stock, of the Company for sale or assignment to any third parties.

                  (d) Prohibit and prevent the Company from making any change in the number of issued and outstanding shares of its capital stock or granting any option or making any commitment or agreement relating to its capital stock, or acquiring or creating any subsidiary.

                  (e) Prohibit and prevent the Company from (i) incurring any indebtedness for money borrowed in addition to the withdrawal of funds as may be necessary in the ordinary and normal course of its business under existing lines of credit, (ii) incurring any indebtedness or liability for money borrowed other than as referenced under (i), contingent or otherwise, except in the ordinary and normal course of its business, (iii) mortgaging, pledging or otherwise subjecting to lien or encumbrance upon any of the Assets, (iv) making any modification or change in any of the existing material contracts or material agreements, except in the ordinary, normal course of its business, (v) making any additions to the assets or purchasing any machinery, equipment or other property relating to the assets or selling or otherwise disposing of any of the assets except in the ordinary and normal course of business.

                  (f) Cause the Company to afford representatives of Energas access during normal business hours and upon reasonable notice to its offices, properties, records, files, contracts, agreements, books of account, tax returns and other documents, and to make and furnish Energas with copies of such items as are reasonably requested by Energas, and to furnish Energas with all information with respect to financial and operating data and all other information concerning its business, operations and properties as Energas may reasonably request. During the period of this Agreement, Energas shall have the right, at its own cost, peril and risk with no liability to be incurred by the Company or Seller, to enter upon the lands comprising the Assets for purposes of inspection and the collection of other data as it deems desirable.

                  (g) Refrain from and prohibit the Company from soliciting any offer from (or negotiating with) any third party for the direct or indirect acquisition of the Company, or any portion thereof, or any of its stock or any portion of the Assets.

                  (h) Seller shall maintain the Oklahoma Corporation plugging agreement, with approved security in full force.

         6. CONDITIONS PRECEDENT TO OBLIGATIONS OF ENERGAS. All of the obligations of Energas under this Agreement are, at its election, subject to the satisfaction, prior to or at the closing, of the following conditions:

                  (a) The representations and warranties of Seller contained in this Agreement will have been true and correct in all material respects and Seller will have performed or complied in all material respects with all terms, agreements, and covenants required by this Agreement to be performed by him on or prior to the closing date.

                  (b) Seller shall have delivered to Energas certificates of good standing issued by the Secretary of State for the State of Oklahoma for the Company dated no earlier than fifteen days prior to the closing date, and reflecting that the Company is in existence and good standing, has filed all required franchise tax returns and has paid all required franchise taxes, and reflecting all instruments filed of record with respect to the Company through the date of such certificate in the Secretary's office.

                  (c) No action or proceeding shall be threatened or be pending against Seller or the Company by a third party seeking to restrain or prohibit the performance of, or to obtain damages or other relief in conjunction with this agreement or any of the transactions contemplated hereby.

                  (d) Since the effective date hereof, no material adverse change shall have occurred in the aggregate with respect to the financial condition or operations of the Company as a whole.

                  (e) Energas is able to obtain approval from the Canadian Venture Exchange (CDNX) and from the Oklahoma Corporation Commission to this Stock Purchase Agreement.

Prior to closing, Energas may give Seller written notice that Energas is refusing to consummate the purchase of Seller's Stock because any one or more of the above conditions have not been met, in which case neither party shall have any further obligation to the other in connection with this Agreement. If closing occurs and all or portions of Seller's stock and/or the Assets are burdened with liens, mortgages or other encumbrances, if any Seller timely elects to convert his promissory note to Energas stock, prior to issuing said stock to Seller, Energas shall have the right to sell so much of the Energas stock to which the Seller is entitled necessary to pay Seller's share, pursuant to the percentage set out after said Seller's name in Paragraph 2, of the total amounts secured by all liens, mortgages and other encumbrances and pay the proceeds of said sale to all lien holders, mortgagees and other encumbrances in the proportion in which each creditor's debt bears to the total debt secured by all such liens, mortgages and other encumbrances. As to any Seller who does not elect to convert his note to Energas stock, prior to paying said note, Energas shall have the right to withhold from said payment and pay such withheld amount to all lien holders, mortgagees and

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encumbrances. The amount withheld from the note payment and the amount paid over to the creditors shall be in the same ratio as set out above in connection with the sale of Energas stock to which a note is converted and payment of sales proceeds made to creditors.

         7. CLOSING AND CLOSING DATE. If, prior to the closing date, Energas fails to give written notice of the rejection of the sale, as provided in paragraph 6 above, the closing of the sale of Seller's Stock by Seller to Energas shall occur at a mutually agreeable day and time on or before October 2, 2000 in the offices of Crowe & Dunlevy in Oklahoma City. At closing, the following shall be accomplished:

            (a) Seller shall endorse his stock certificates, representing Seller's Stock, over to Energas and entry shall be made in the stock record book of the Company to show Energas as the record holder of Seller's Stock, effective at 7:00 a.m. on the first day of the calendar month when closing occurs.

            (b) New stock certificates shall be issued in the name of Energas showing it to be the owner of Seller's Stock.

            (c) Energas, then, shall endorse its stock certificate, representing its ownership of Seller's Stock, in blank, and the endorsed stock certificate shall be delivered to an authorized representative of a state or federal banking institution, satisfactory to both Seller and Energas, said banking institution to act as the escrow agent to hold the endorsed stock certificate in escrow pursuant to the terms of this Agreement.

            (d) Seller and Energas, along with a representative of the escrow agent, shall execute such escrow agreement as may be required by the escrow agent to protect it and to set forth its obligations under the escrow arrangement.

            (e) Energas shall deliver to Seller the Convertible Note described in paragraph 2(a) above, as possibly modified pursuant to the final sentence of paragraph 6 above.

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            (f)      The original corporate minute books and stock
                     transfer ledgers shall be delivered to the escrow agent to be held in escrow with the stock certificate.

            (g) Energas, as the owner of Seller's Stock, shall, in writing, confirm that the present Board of Directors of the Company and the present officers of the Company shall continue in their present positions. That is, until the Convertible Note has either been paid in full or converted to Energas stock, as provided for in paragraph 2(a) above, the current management of the Company shall be retained. Provided, however, George G. Shaw, the President of Energas, shall be elected to the current Board of Directors.

         8. RESTRICTIONS ON ENERGAS' OWNERSHIP AND THE COMPANY'S MANAGEMENT. Until the promissory note has been paid in full or until it has been converted to Energas stock, the following restrictions shall govern Energas' ownership of Seller's Stock and the management of the Company:

            (a) No sale, mortgage, security agreement, lien or encumbrance shall be created, or cause to be created, on any portion of the Assets. The foregoing shall not prohibit a sale or assignment by Energas of a portion of its interest in this agreement.

            (b) No agreement shall be entered into which would obligate Energas or the Company to sell, assign or otherwise encumber any portion of Seller's shares until the shares are delivered out of escrow to Energas. The foregoing shall not prohibit a sale or assignment by Energas of a portion of its interest in this agreement.

            (c) The Company shall produce, operate, develop and manage the Assets as a reasonably prudent operator.

            (d) No gas sales contract shall be executed by the Company which would commit the Company to the sale of natural gas from any of the wells described in Exhibit A for a term longer than 12 months.

            (e) The covenants of Seller set forth in paragraph 5 shall continue to be binding upon Energas, the Company and Seller.

            Except for the foregoing, Energas shall be considered as the owner of Seller's Stock.

         9. BASIC TERMS OF ESCROW; CONSEQUENCES OF DEFAULT. The escrow agent shall hold Seller's Stock in escrow and shall only deliver said shares out of escrow under the following circumstances:

            (a) At such time as either the promissory note has been paid in full, when due, or Seller has elected to convert the promissory note to Energas stock, as provided for above, the escrow agent shall insert Energas' name in the endorsement on the stock certificate and deliver the escrowed stock certificate together with the original corporate minute books and stock transfer ledgers to an authorized representative of Energas.

            (b) In the event Seller has not timely elected to convert the promissory note to Energas stock and in the event the promissory note is not paid, in full, when due, the escrow agent, upon being satisfied of Energas' default, shall deliver the endorsed stock certificate to Seller at which time Energas shall own no further interest in the Company, Seller shall retain all payments theretofore made on the promissory note and neither Seller, the Company, nor Energas shall have any further obligation to each other, and this Agreement, thereafter, shall be void. The escrow agent, at the same time, shall deliver the original corporate minute books and stock transfer ledgers to Seller.

            The parties acknowledge that neither this Agreement nor the escrow arrangement creates a lender-borrower or debtor-creditor relationship between the parties. The escrow arrangement is being utilized for efficient and expeditious transfer of Seller's Stock to Energas in the event Seller converts the promissory note to Energas stock or in the event the promissory note is timely paid in full, or to Seller in the event Energas elects not to pay the promissory note in full if it has not been converted by Seller to Energas stock.

         10. GOVERNING LAW. This Agreement shall be construed pursuant to the federal laws of the United States and the laws of the State of Oklahoma. Provided, however, any laws relating to the approval of this Agreement by the CDNX shall be governed pursuant to British Columbia and Canadian law.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Seller and Energas.

         12. EXECUTION IN COUNTERPART. This Agreement may be executed by the parties in individual counterpart copies and if each party executes a counterpart copy, it shall have the same effect as if all parties had executed the same copy. Provided, however, until all parties have signed a counterpart copy, there shall be no agreement.

             Dated and executed as of the day, month and year first shown above.

                                           ENERGAS RESOURCES INC.

/s/ Larry G. Jordan                    By:  /s/ George G. Shaw
----------------------------------          ------------------------------------
Larry G. Jordan                             George G. Shaw, President
Rt. 1, Box 53                               The Oil Center
Eufaula, OK 74432                           2601 N.W. Expressway, Suite 1100-W
                                            Oklahoma City, OK 73112

/s/ Jim Baker
----------------------------------
Jim Baker
2812 S.W. 111th Street
Oklahoma City, OK 73170-2448

/s/ Billie Baker
----------------------------------
Billie Baker
2812 S.W. 111th Street
Oklahoma City, OK 73170-2448

/s/ Keith D. Menees
----------------------------------
Keith D. Menees
6013 N. May, No. 161
Oklahoma City, OK 73112

/s/ Willard L. O'Daniel
----------------------------------
Willard L. O'Daniel
208 E. Choctaw
McAlester, OK 74501

/s/ Jeanne O'DANIEL
----------------------------------
Jeanne O'DANIEL
208 E. Choctaw
McAlester, OK 74501

James W. and LaVada Greer Living Trust

By: /s/ James W. Greer
    -------------------------------
       James W. Greer, Trustee
                and

By: /s/ LaVada Greer
    -------------------------------
       LaVada Greer, Trustee
       Rt. 1, Box 708A
       Eufaula, OK 74432

/s/ Jack Sellers
----------------------------------
Jack Sellers
416 Forest
Eufaula, OK 74432

/s/ Marie Sellers
----------------------------------
Marie Sellers
416 Forest
Eufaula, OK 74432

/s/ Mark R. Hoy
----------------------------------
Mark R. Hoy
5858 Waggoner
Dallas, TX 75230